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Exhibit 10.1

Master Origination & Servicing
Agreement

for the

ARMS II Program

Date:  7 March 1995

Permanent Custodians Limited

The Trustee

Australian Mortgage Securities Limited

AMS

9.4	Trustee to Facilitate Enforcement	10
9.5	Legal Proceedings in Name of Trustee	10
9.6	Mortgage Insurance Claims	10
9.7	Appointment of Professional Advisers	10
10.	PROPERTY INSURANCE	10
11.	REIMBURSEMENT OF MASTER SERVICER	11
11.1	Master Servicer to Bear Own Costs	11
11.2	Master Servicer to Indemnify Trustee for Costs	11
11.3	Reimbursement of Master Servicer	11
12.	REPRESENTATIONS AND WARRANTIES	11
12.1	Regarding Mortgages	11
12.2	Regarding the Master Servicer	11
12.3	Trustee's Reliance on Representations and Warranties	13
13.	INDEMNITY	13
14.	AGREED PROCEDURES	13
14.1	Acknowledgement	13
14.2	Changes to Agreed Procedures	13
14.3	Documenting of Changes	14
14.4	Inconsistency	14
15.	MASTER SERVICER'S FEES	14
15.1	Servicing Fee	14
15.2	Other Master Servicer Fees	14
16.	TERMINATION	14
16.1	Termination by Trustee	14
16.2	Termination by Master Servicer	15
16.3	No Termination by Master Servicer Unless Successor Appointed	15
16.4	Effect of Termination	15
16.5	Survival of Obligations	15
17.	ASSIGNMENTS	16
17.1	By Master Servicer	16
17.2	By Trustee	16
18.	NOTICES	16
19.	MISCELLANEOUS	17
19.1	Governing Law	17
19.2	Jurisdiction	17
19.3	Severability of Provisions	17
19.4	Counterparts	19

ii

        [SEAL]

AGREEMENT made in Sydney on 7 March 1995

BETWEEN	PERMANENT CUSTODIANS LIMITED, ACN 001 334 636 of 23-25 O'Connell Street, Sydney NSW 2000 (the "Trustee")
AND	AUSTRALIAN MORTGAGE SECURITIES LIMITED, ACN 003 072 446 of Level 15, AMP Centre, 50 Bridge Street, Sydney, NSW, 2000 ("AMS")

RECITAL

Until it is terminated, this Agreement is the Master Origination and Servicing Agreement referred to as such in the Master Trust Deed for the ARMS II Funds dated on or about the date of this Agreement made between the Trustee and Australian Mortgage Securities Limited as Trust Manager.

IT IS AGREED:

1.    DEFINITIONS AND INTERPRETATION

1.1    Definitions

  The following words and expressions have the following meanings when used in this Agreement:

  "Agreed Procedures" means all procedures, policies, criteria and guidelines relating to the acquisition, origination, management and servicing of the Mortgages agreed between the Trustee and the Master Servicer from time to time. The initial Agreed Procedures are set out in the document entitled "ARMS II Programme—Agreed Procedures dated on or about the date of this Agreement, and initialled by the parties for identification purposes.

  "Approved Solicitor" means a solicitor or other person approved in accordance with the Agreed Procedures to act for the Trustee in relation to settling Mortgages, as contemplated by this Agreement.

  "Approved Valuer" means a person approved in accordance with the Agreed Procedures to act for the Trustee in valuing Properties, as contemplated by this Agreement.

  "Assets" means, in relation to a Fund, all property and assets (real and personal, including choses in action and other rights, tangible and intangible, present or future) comprised in, and held by Trustee as trustee of that Fund.

  "Australian Jurisdiction" means a State or Territory of the Commonwealth and the Commonwealth of Australia.

  "Authorised Signatory" means, in relation to any corporation, any person from time to time whose name, title or position and specimen signature are set out in a certificate signed by two directors or one director and one secretary of the corporation confirming that person's appointment as an Authorised Signatory for the purposes of this Deed.

  "Bond" means, in relation to a Fund, a debt security issued or to be issued by the Trustee as trustee of that Fund under and in accordance with the Master Trust Deed.

  "Collateral Security" means, in relation to a Mortgage and a Loan secured by that Mortgage, any other guarantee, indemnity or Security Interest executed in favour of or held by the Trustee as security for the obligations secured by that Mortgage or the obligations of any person who has given any such guarantee, indemnity or Security Interest.

  "Defaulting Mortgage" means a Mortgage in respect of which an Event of Default has occurred which has not been remedied to the satisfaction of the Master Servicer or waived by or on behalf of the Trustee.

  "Delegate" means any person from time to time appointed by the Master Servicer as its attorney, agent or contractor to exercise any of the powers or perform any of the obligations or functions of the Master Servicer under this Agreement.

  "Designated Rating Agency" means, in relation to a Fund or Bonds, each Rating Agency which has been requested by the Trust Manager to rate the debt obligations of that Fund or those Bonds.

  "Due Date" means, in relation to a Mortgage Instalment, the date upon which the relevant Mortgagor is due to pay that Mortgage Instalment in accordance with the relevant Mortgage.

  "Enhancement" means any security, support, rights or benefits in support of or substitution for payments due under or in respect of an Asset of a Fund, or payable by the Trustee under the Bonds.

  "Event of Default" means, in relation to a Mortgage, any event which entitles the Trustee as mortgagee to demand immediate repayment of the money secured by that Mortgage and to enforce that Mortgage.

  "Event of Insolvency" means, in relation to a person, any of the following events:

  (a)
  the relevant person goes into liquidation;

  (b)
  a receiver, receiver and manager or administrator is appointed in respect of the person or any of its assets thereof (except, in the case of the Trustee, where such an appointment is made in relation to another trust of which it is the trustee);

  (c)
  the person ceases to carry on business; or

  (d)
  the person is unable to pay all of its debts, as and when they fall due, is deemed to be unable to do so under any applicable law, or admits in writing that it is unable to do so.

  "Face Value" means in relation to a Mortgage and at any time, the principal amount of the Loan secured by that Mortgage outstanding at that time.

  "Fund" means each individual trust fund created pursuant to the Master Trust Deed.

  "Government Body" means:

  (a)
  any person, government or the body exercising an executive, legislative, judicial or other government function of any Australian Jurisdiction; and

  (b)
  any person deriving a right directly or indirectly from any other Government Body.

  "Guarantor" means, in relation to a Mortgage, any person (other than the Mortgagor) who has executed a Collateral Security in favour of the Trustee.

  "Interest Hedge" means any futures contract, option agreement, hedge, swap, cap, forward rate agreement or other arrangement in relation to interest rates entered into by the Trustee.

  "Issue Notice" means a notice given by the Trust Manager to the Trustee under the Master Trust Deed requiring the Trustee to issue Bonds in accordance with the Master Trust Deed.

  "Law" means any law, regulation, rule, ordinance, by-law, statutory instrument or order of the Commonwealth of Australia, any State or Territory, or any local or municipal council or body.

  "Loan" means a loan or other form of financial accommodation secured by a Mortgage.

  "Loan Application" means an application by a prospective Mortgagor for a Loan.

  "Master Servicer" means AMS.

  "Master Trust Deed" means the Master Trust Deed dated on or about the date of this Agreement made between the Trustee and the Trust Manager pursuant to which a series of separate trusts are to be established, to be called collectively the ARMS II Funds (or such other name as the Trustee and the Trust Manager may from time to time agree).

  "Mortgage" means a registered (or pending registration, registrable) mortgage over land situated in any Australian Jurisdiction which is:

  (a)
  originated and settled by the Master Servicer on behalf of the Trustee in accordance with this Agreement; or

  (b)
  acquired by the Trustee as an Authorised Investment of a Fund.

  "Mortgage Document" means in relation to a Mortgage:

  (a)
  that Mortgage;

  (b)
  each Secured Agreement relating to that Mortgage;

  (c)
  each Collateral Security relating to that Mortgage;

  (d)
  each Property Insurance relating to that Mortgage;

  (e)
  each Enhancement, to the extent it relates to that Mortgage;

  (f)
  each Interest Hedge to the extent it relates to that Mortgage;

  (g)
  each Mortgage Insurance Policy, to the extent it relates to that Mortgage; and

  (h)
  any other document or agreement which is agreed between the Trustee and the Master Servicer to be a Mortgage Document for the purposes of this Agreement.

  "Mortgage Instalment" means all or any part of any amount of principal or interest payable by a Mortgagor under or secured by a Mortgage on a periodic basis. It does not include any amount which becomes due and payable upon or after the acceleration of the repayment of the principal amount of a Loan following the occurrence of an Event of Default under that Mortgage.

  "Mortgage Insurance Policy" means a policy of insurance under which, amongst other things, an insurer insures payment to the mortgagee of amounts payable under or in respect of, or secured by, a Mortgage.

  "Mortgagor" means the mortgagor under a Mortgage.

  "Notice" means a notice, certificate, request, demand or other communication to be given, served or made under or pursuant to this Deed.

  "Periodic Reports" means all reports, information and data which the Master Servicer is required by the Agreed Procedures to give to the Trustee on a regular or periodic basis.

  "Portfolio of Mortgages" has the same meaning as in the Master Trust Deed.

  "Power" means, in relation to a Mortgage Document any right, power or discretion conferred on the Trustee or the Trust Manager by that Mortgage Document or by any Law.

  "Programme" means the programme for the establishment of the ARMS II Funds under the Master Trust Deed, the issue of Bonds (as defined in and in the manner contemplated by the Master Trust Deed) and the origination of Loans secured by Mortgages in accordance with the Master Trust Deed.

  "Property" means, in relation to a Mortgage, the property the subject of that Mortgage.

  "Property Insurances" means, in relation to a Mortgage, all insurance policies which a Mortgagor maintains, or is required to maintain under that Mortgage.

  "Rating Agency" means Moody's Investors Services Pty Limited, Standard & Poor's Australia Pty Limited (trading as Standard & Poor's Ratings Group) or any other recognised rating agency designated from time to time in writing by the Trust Manager to the Trustee.

  "Secured Agreement" means, in relation to a Mortgage, any document or agreement under which any money secured by that Mortgage is or may become outstanding.

  "Security Interest" includes any mortgage, pledge, lien, charge, encumbrance, hypothecation, title retention, preferential right, trust arrangement, right of set-off, flawed asset, contingent debt arrangement and any other security arrangement or agreement.

  "Solicitor's Certificate" means, in relation to a Mortgage, a certificate from an Approved Solicitor addressed to the Trustee and the Master Servicer relating to the origination of that Mortgage and the Property, such certificate to be in the form required from time to time by the Agreed Procedures.

  "Trust Manager" means AMS or such other person who is from time to time appointed as the Trust Manager in accordance with and for the purposes of the Master Trust Deed.

  "Uniform Consumer Credit Legislation" means, in relation to any State or Territory of Australia, the legislation proposed to be enacted in that State or Territory in the manner contemplated by the agreement entitled Australian Uniform Credit Laws Agreement 1993 entered into between the States and Territories of Australia, or (as the case may be) that legislation as enacted.

  "Valuation" means, in relation to a Mortgage, a valuation of the Property, prepared by an Approved Valuer and in a form which complies with the Agreed Procedures.

1.2    Interpretation

  In this Agreement unless the context indicates a contrary intention:

  (a)
  "person" includes an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

  (b)
  references to a party include that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

  (c)
  references to any legislation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

  (d)
  "corporation" means any body corporate wherever formed or incorporated, including any public authority or any instrumentality of the Crown in the right of any Australian Jurisdiction;

  (e)
  the expression "certified" by a corporation or person means certified in writing by 2 Authorised Signatories of the corporation or by that person respectively and "certify" and like expressions shall be construed accordingly;

  (f)
  words importing the singular shall include the plural (and vice versa) and words denoting a given gender shall include all other genders;

  (g)
  headings are for convenience only and shall not affect the interpretation of this Agreement;

  (h)
  references to a clause or a Schedule are to a clause or Schedule of this Agreement;

  (i)
  where any word or phrase is given a defined meaning, any other part of speech or other grammatical form of that word or phrase has a corresponding meaning;

  (j)
  where the day on or by which any sum is payable under this Agreement or any act, matter or thing is to be done is not a Business Day such sum shall be paid and such act, matter or thing shall be done on the next succeeding Business Day;

  (k)
  all accounting terms shall be interpreted in accordance with the Approved Accounting Standards;

  (l)
  "month" means calendar month;

  (m)
  a reference to any document or agreement is to such document as amended, varied, supplemented or novated from time to time; and

  (n)
  a reference to "settlement" of a Mortgage includes the acquisition of that Mortgage by the Trustee as an Authorised Investment of a Fund.

1.3    Liability of Trustee

  (a)
  The Trustee has no personal liability in relation to any of its obligations under or arising out of this Agreement.

  (b)
  In relation to each such obligation, the liability of the Trustee is limited to and does not extend beyond the Assets of the Fund as it stands at the time at which the obligation is met or satisfied.

  (c)
  The Trustee is not liable to meet or satisfy any such obligation from its own assets (except the Trustee's Indemnity) and each such obligation must be met or satisfied from the Assets of the Fund or the Trustee's Indemnity.

  (d)
  The previous paragraphs of this clause 1.4 do not apply to the liability of the Trustee in relation to any obligation which the Trustee expressly assumes in its personal capacity.

  (f)
  It is acknowledged by the Trustee that the Assets of the Fund at any time will include the amount of any compensation found by a Final Judgment (or admitted by the Trustee) to be payable by the Trustee to restore the Assets of the Fund because of a failure by the Trustee to exercise in relation to the Assets of the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the Trustee having regard to the powers and duties conferred on the Trustee by this Agreement, in either case occurring before the time in question and causing loss to the Assets of the Fund quantified before the time in question.

  (g)
  For the purposes of this clause 1.4, "Final Judgment" means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

2.    MASTER SERVICER

2.1    General

  This Agreement sets out the terms and conditions upon which the Master Servicer agrees to exercise certain powers and discretions and perform certain obligations in relation to the origination and management of Loans and Mortgages.

2.2    Agreed Procedures

  In exercising its powers and performing its obligations under this Agreement, the Master Servicer must comply and act in accordance with the Agreed Procedures in all respects.

3.    STATUS OF MASTER SERVICER

  The Master Servicer must indemnify the Trustee for all costs, losses, damages, claims and expenses suffered or incurred by the Trustee as a result of the Master Servicer, or any employee, agent or other person engaged by the Master Servicer being, or being held to be, the agent, partner or employee of the Trustee.

4.    ORIGINATION PROCEDURES

4.1    Making of Origination Proposals

  The Master Servicer must from time to time give to the Trustee written proposals for the investment of the assets of the Funds in Loans upon the security of Mortgages, and for the sale, transfer or other realisation of or dealing with any such Loans or Mortgages.

4.2    Form of Origination Proposals

  A proposal made by the Master Servicer under clause 4.1 must be in the form, contain the information, be accompanied by the documents, and be made in accordance with:

  (a)
  the Agreed Procedures;

  (b)
  any relevant Mortgage Insurance Policy; and

  (c)
  clause 11 of the Master Trust Deed.

4.3    Implementation of Agreed Procedures

  If the Trustee, acting on a recommendation by the Master Servicer in a proposal under clause 4.1, accepts the proposal, the Master Servicer must take all action which it is required to take in implementing that proposal under the Agreed Procedures and any relevant Enhancement. In doing so, the Master Servicer must use the same degree of skill and care as would be used by a responsible and prudent mortgagee.

5.    GENERAL MANAGEMENT OF MORTGAGES

5.1    Required Degree of Skill and Care

  The Master Servicer must manage each Mortgage using the same degree of skill and care as would be used by a responsible and prudent mortgagee and in accordance with:

  (a)
  this Agreement;

  (b)
  the requirements of any Enhancement relating to or covering that Mortgage; and

  (c)
  the Agreed Procedures.

5.2    Exercise of Powers

  The Master Servicer must exercise all of the Powers and perform all of the obligations and functions of the Mortgagee under the Mortgages, including corresponding with the Mortgagors,

  preparing and sending out statements of account to Mortgagors, and enforcing the Mortgages in accordance with this Agreement.

6.    DELEGATION

6.1    Power to Delegate

  The Master Servicer may, in exercising its powers and performing its functions and obligations under this Agreement, appoint any person as its Delegate from time to time.

6.2    Terms of Delegation

  Any appointment of a Delegate may be for such purposes, with such powers (not exceeding those conferred on the Master Servicer by this Agreement) and on such terms as the Master Servicer thinks fit.

6.3    Termination of Delegation

  The Master Servicer may suspend, revoke or terminate the appointment of any Delegate (subject to the terms of that appointment).

6.4    Liability for Delegates

  Subject to clause 6.5, the Master Servicer shall continue to be liable to the Trustee for the acts or omissions of any Delegate.

6.5    No Liability for Certain Delegates

  The Master Servicer shall have no liability for the acts or omissions of any Approved Solicitor, Approved Valuer or other professional adviser appointed by the Master Servicer in accordance with this Agreement provided that:

  (a)
  any such person is appointed in accordance with the Agreed Procedures; and

  (b)
  the terms of such appointment are such that each such person is appointed to act for the Trustee and is directly liable to the Trustee for its acts or omissions in acting as an Approved Solicitor or Approved Valuer (as the case may be).

7.    UNDERTAKINGS OF MASTER SERVICER

7.1    Master Servicer will Account to Trustee for Moneys Received

  The Master Servicer must immediately (and in any event within one Business Day of receipt) pay to the Trustee all money which it receives under or in connection with any Mortgage Document or as a result of or in connection with the exercise of any Power under any Mortgage Document.

7.2    Trustee to Receive Mortgage Money

  The Master Servicer must ensure that, except and to the extent expressly provided in this Agreement or the Agreed Procedures, all money:

  (a)
  paid or payable under or in connection with any Mortgage Document; or

  (b)
  received, receivable or realised following the exercise of any Power relating to a Defaulting Mortgage,

  is paid to the Trust Account for the Fund to which that money relates or in respect of which that money was paid, received or realised.

7.3    Master Servicer to keep Trust Assets Separate

  The Master Servicer must keep any Assets of any Fund which it holds from time to time separate from any other property belonging to or held by the Master Servicer.

7.4    Maintenance of Records

  The Master Servicer must keep accounting and other records which correctly record and explain:

  (a)
  the origination and settlement of each Mortgage;

  (b)
  the entering into of all Mortgage Documents entered into in connection with each Mortgage;

  (c)
  all payments made and received by or on behalf of the Trustee under each Mortgage Document;

  (d)
  all action taken in the exercise of any Power; and

  (e)
  the financial position at any time in relation to each Mortgage in a manner which will enable the preparation from time to time of accounts and other financial statements in accordance with the requirements of all applicable Laws and otherwise in such form as the Trustee from time to time requires.

  These accounting and other records must be kept in such form and using such data storage, access and retrieval methods as are set out in the Agreed Procedures.

7.5    Records Property of Trustee

  All accounting and other records kept by the Master Servicer under clause 7.4 are the property of the Trustee, and the Master Servicer must deliver all such records to the Trustee promptly upon termination of this Agreement.

7.6    Availability of Master Servicer's Records and Other Information

  The Master Servicer must:

  (a)
  (Produce Books): make available for inspection by the Trustee or any person authorised by it, during normal business hours and upon reasonable notice all books and records maintained by the Master Servicer under or for the purposes of this Agreement;

  (b)
  (Take Copies): permit the Trustee to take copies of those books and records, using the Master Servicer's copying and other office equipment and at no cost to the Trustee; and

  (c)
  (Provide Information): give to the Trustee or any person authorised by it such written or oral information as any such person requires with respect to all matters relating to the performance by the Master Servicer of its obligations under this Agreement.

7.7    Compliance with Laws

  The Master Servicer must comply with all Laws in performing its obligations under this Agreement, including (without limitation):

  (a)
  those relating to or regulating the engaging in of misleading, deceptive and unconscionable conduct; and

  (b)
  the Uniform Credit Legislation.

7.8    Custody of Documents

  The Master Servicer must promptly deliver to the Trustee all Mortgage Documents which come into its possession, except to the extent that the Trustee:

  (a)
  consents to the Master Servicer holding them; or

  (b)
  delivers to the Master Servicer any Mortgage Documents, for the purposes of enabling or facilitating the performance by the Master Servicer of its obligations under this Agreement.

7.9    Master Servicer's Judgment

  The Master Servicer must (upon and subject to the terms of this Agreement) exercise its own judgment, skill and discretion in performing its obligations under this Agreement.

8.    REPORTING

8.1    Periodic Reports

  The Master Servicer must deliver to the Trustee the Periodic Reports at the times and in the form required from time to time by the Agreed Procedures.

8.2    Other Information

  The Master Servicer must deliver to the Trustee such information as the Trustee may from time to time reasonably request, including information relating to:

  (a)
  the performance by the Master Servicer of its obligations under this Agreement;

  (b)
  the Mortgages and any other Mortgage Documents;

  (c)
  the exercise by the Master Servicer of its rights under this Agreement; and

  (d)
  the performance by the Master Servicer of its obligations under this Agreement.

9.    DEFAULT PROCEDURES

9.1    Procedures on Default

  The Master Servicer must, subject to clause 9.5, take such action following the occurrence of an Event of Default, and enforce the Powers (including by taking legal proceedings) in respect of any Defaulting Mortgage in such manner as:

  (a)
  the Master Servicer reasonably considers necessary to:

  (i)
  remedy that Event of Default;

  (ii)
  recover the money secured by that Defaulting Mortgage; and

  (iii)
  protect and preserve the rights of the Trustee as mortgagee and the interests of Bondholders under the Master Trust Deed and Security Trust Deed; and

  (b)
  is required to ensure that any losses suffered in relation to that Mortgage which are, or are required to be insured under a Mortgage Insurance Policy are able to be claimed under that Mortgage Insurance Policy.

9.2    Master Servicer to Comply with Directions

  The Trustee may (but shall not be obliged to) give directions and instructions to the Master Servicer as to the action to be taken pursuant to clause 9.1. The Master Servicer must comply with any such directions and instructions.

9.3    Master Servicer May Incur Costs

  Without limiting clauses 9.1 and 9.2, the Master Servicer may, subject to clause 9.6 and provided that it obtains any consents required under and complies with the relevant Mortgage Insurance Policy, take any action which the Trustee as mortgagee is entitled to take under a Defaulting Mortgage and incur such expenses as the Master Servicer reasonably considers necessary for the purposes of doing so, including retaining solicitors, valuers, builders and other appropriately qualified professionals or experts.

9.4    Trustee to Facilitate Enforcement

  The Trustee must do all things which the Master Servicer reasonably requests to enable the Master Servicer to perform its obligations under this clause 9.

9.5    Legal Proceedings in Name of Trustee

  In exercising its powers and performing its obligations under this Agreement, the Master Servicer must not commence legal proceedings in the name of the Trustee without the prior written consent of the Trustee.

9.6    Mortgage Insurance Claims

  The Master Servicer must, on behalf of the Trustee, take all action available to it to claim any amount payable under any Mortgage Insurance Policy promptly upon the Trustee becoming entitled to make such a claim.

9.7    Appointment of Professional Advisers

  The Master Servicer may engage, and incur reasonable expenses in relation to, any valuers, solicitors, barristers, accountants, surveyors, property advisers, real estate agents, contractors and such other appropriately qualified professional advisers as may be necessary, usual or desirable for the purpose of enabling the Master Servicer to be fully and properly advised and informed, in order that it may properly exercise its powers and perform its obligations under this Agreement.

10.    PROPERTY INSURANCE

  The Master Servicer must:

  (a)
  ensure that the relevant Mortgagor takes out and uses reasonable endeavours to ensure that the relevant Mortgagor maintains all Property Insurances under the relevant Mortgage;

  (b)
  ensure that the interest of the Trustee as mortgagee is noted on all Property Insurances;

  (c)
  if that Mortgagor does not pay any premiums payable in respect of any Property Insurances or for any reason any of the Property Insurances are cancelled, terminated or lapse, promptly upon becoming aware of the same, exercise the Power under that Mortgage to pay those premiums or (as the case may be) to take out and maintain Property Insurances in respect of that Mortgage and the Property subject to it;

  (d)
  promptly notify the Trust Manager upon becoming aware that any Property Insurance lapses without renewal or is cancelled or terminated; and

  (e)
  not settle or compound any claim under any Property Insurance unless it has obtained the prior written approval of the Trustee, and if required under the terms of any Enhancement, the provider of that Enhancement, and must comply with any instructions given by the Trustee with respect to the settlement or conduct of any such claim.

11.    REIMBURSEMENT OF MASTER SERVICER

11.1    Master Servicer to Bear Own Costs

  The Master Servicer must pay all costs and expenses of performing its obligations under this Agreement, and is not entitled to reimbursement or compensation from the Trustee except to the extent expressly stated in this Agreement.

11.2    Master Servicer to Indemnify Trustee for Costs

  The Master Servicer must indemnify the Trustee on demand for all stamp duty, taxes, registration and similar fees and charges payable on or in connection with any Secured Agreement, which are payable by the relevant Mortgagor under that Secured Agreement, and which are not paid by that Mortgagor.

11.3    Reimbursement of Master Servicer

  (a)
  The Trustee must reimburse the Master Servicer from money received by the Trustee under clause 7.2 for all costs, expenses and disbursements incurred in the performance of its obligations under clauses 9, 10, and 11.2, any appointment under clause 9.9, and in the exercise of any Power:

  (i)
  if such costs, expenses and disbursements are paid by the Mortgagor in accordance with its obligations under a Mortgage, from the proceeds of such payment; and

  (ii)
  otherwise in accordance with provisions of that Mortgage providing for the order of application of money received as a result of the exercise of a Power under that Mortgage (as though such costs, expenses or disbursements had been incurred by the Trustee as mortgagee).

  (b)
  The Trustee must pay to the Master Servicer:

  (i)
  the amount of any interest which the Trustee receives from the relevant Mortgagor in respect of any amount which is reimburseable to the Master Servicer under paragraph (a)(i) above; and

  (ii)
  interest on any amount reimburseable to the Master Servicer under paragraph (a)(ii) above at the rate paid by the relevant Mortgagor under the relevant Mortgage in accordance with the provisions of that Mortgage providing for the order of application of money received as a result of the exercise of a Power under that Mortgage (as though such interest were an expense of the Trustee in enforcing that Mortgage).

12.    REPRESENTATIONS AND WARRANTIES

12.1    Regarding Mortgages

  The Master Servicer represents and warrants to the Trustee that except as disclosed to the Trustee in writing, and approved or waived by the Trustee on or prior to the settlement or acquisition of a

  Mortgage, the following matters will be true and correct in all material respects in relation to that Mortgage:

  (a)
  (Approved Solicitor): the Master Servicer instructed an Approved Solicitor, in accordance with clause 4 and the Agreed Procedures to act for the Trustee in relation to that Mortgage;

  (b)
  (Solicitor's Certificate): before or at the time of settlement of that Mortgage, the Approved Solicitor instructed in relation to that Mortgage gave a Solicitor's Certificate which complied with the Agreed Procedures;

  (c)
  (Mortgage Documents): each Mortgage Document relating to that Mortgage is and will at all times be, in all material respects, in the form required by the Agreed Procedures, and the Master Servicer will not agree to any amendment, variation or waiver of any Mortgage Document except as specifically permitted by and in accordance with this Agreement or the Agreed Procedures;

  (d)
  (Property Insurance): the Property is insured in accordance with the requirements of the Mortgage;

  (e)
  (Mortgage Insurance): the Mortgage is covered by a Mortgage Insurance Policy;

  (f)
  (Loan Application): the Mortgagor's Loan Application is substantially in the form required by the Agreed Procedures, has been fully investigated by the Master Servicer in accordance with the Agreed Procedures, and the Master Servicer is satisfied that all statements and information contained in it are correct in all material respects;

  (g)
  (Credit Act): in the case of a Mortgage entered into in any State or Territory of the Commonwealth of Australia before the coming into force in that State or Territory of the Uniform Consumer Credit Legislation, none of the Mortgage Documents relating to that Mortgage is a Regulated Mortgage, as defined in Section 5 of the Credit Act 1984 (NSW) or the corresponding legislation of any other Australian jurisdiction;

  (h)
  (Adverse Circumstances): the Master Servicer is not aware of any circumstances relating to the Mortgage, the Property, the Mortgagor or any Guarantor which could reasonably be expected to cause a prudent investor to:

  (i)
  regard the Mortgage as an unacceptable investment;

  (ii)
  expect the Mortgagor to default under the Mortgage; or

  (iii)
  diminish the value or marketability of the Property from that stated in the Valuation;

  (i)
  (Agreed Procedures): the Agreed Procedures have been fully complied with in relation to that Mortgage; and

  (j)
  (Representations and Warranties): to the best of the Master Servicer's knowledge, all representations and warranties made by the Mortgagor and any Guarantor in the Mortgage Documents relating to that Mortgage are true.

12.2    Regarding the Master Servicer

  The Master Servicer represents and warrants to the Trustee that:

  (a)
  (Legally binding obligation): this Agreement constitutes its valid and legally binding obligations in accordance with its terms;

  (b)
  (No Violation): the execution, delivery and performance of this Agreement does not violate its Memorandum and Articles of Association, any existing Law, or any document or agreement to which it is a party or which is binding upon it or any of its assets;

  (c)
  (Authorisations): all consents, licences, approvals and authorisations of every government authority required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained and are valid and subsisting;

  (d)
  (Due incorporation): it is duly incorporated and has the corporate power to own its own property and to carry on its own business as it is now being conducted; and

  (e)
  (Corporate power): it has the power and has taken all corporate and other action required, to enter into this Agreement and to authorise the execution and delivery of this Agreement and the performance of its obligations under it.

12.3    Trustee's Reliance on Representations and Warranties

  The Master Servicer:

  (a)
  acknowledges that:

  (i)
  the Trustee enters into this Agreement; and

  (ii)
  the Trustee will enter into Mortgages and advance money on the security of Mortgages,

    in each case in reliance on the representations and warranties set out in clauses 12.1 and 12.2; and

  (b)
  agrees to indemnify the Trustee on demand for all damages, claims, losses, costs and expenses which it may suffer or incur as a result of or in connection with any breach of those representations and warranties.

13.    INDEMNITY

  The Master Servicer must indemnify the Trustee on demand for all liabilities, damages, claims, losses, costs and expenses which it may suffer or incur as a result (direct or indirect) of:

  (a)
  any negligence, fraud or breach of duty by the Master Servicer; or

  (b)
  any breach by the Master Servicer of this Agreement; or

  (c)
  any breach by the Master Servicer of any representation and warranty contained in this Agreement.

14.    AGREED PROCEDURES

14.1    Acknowledgment

  The Agreed Procedures in force at the date of this Agreement have been initialled by the parties for identification purposes, and each party has a copy as so initialled.

14.2    Changes to Agreed Procedures

  Either party (the "proposer") may at any time make proposals to the other party (the "recipient") for changing the Agreed Procedures. The recipient must consult with the proposer in good faith with a view to agreeing to the proposal. If the proposer is the Master Servicer, the Trustee must agree to the changes proposed unless the Trustee reasonably considers that the changes would:

  (a)
  adversely affect the interests of the Bondholders or the Beneficiary of any Fund;

  (b)
  be inconsistent with the provisions of any Transaction Document;

  (c)
  cause the credit rating assigned to any Bonds issued by the Trustee to be downgraded by any Designated Rating Agency;

  (d)
  increase the cost to the Trustee of complying with its obligations under the Transaction Documents; or

  (e)
  increase the nature or extent of the Trustee's obligations under the Transaction Documents.

14.3    Documenting of Changes

  Upon a change to the Agreed Procedures being agreed pursuant to clause 14.2, the Master Servicer will prepare a revised form of Agreed Procedures reflecting that change, which will be initialled by the Master Servicer and the Trustee for identification purposes. If the Agreed Procedures are in the form of a loose-leaf manual, the revised form may be prepared by replacing only the relevant pages of that manual with revised pages reflecting the agreed changes, each such page being initialled and dated by the Master Servicer and the Trustee.

14.4    Inconsistency

  If there is any inconsistency between this Agreement and the Agreed Procedures, the Agreed Procedures prevail to the extent of the inconsistency.

15.    MASTER SERVICER'S FEES

15.1    Servicing Fee

  The Trustee must pay to the Master Servicer such servicing and other fees as are from time to time agreed between them in relation to the performance by the Master Servicer of its obligations under this Agreement. In the absence of agreement, the Master Servicer shall not be entitled to any such fees under this Agreement.

15.2    Other Master Servicer Fees

  The Master Servicer may charge such application and other fees to applicants for a Loan as it thinks fit from time to time. All such fees will belong to the Master Servicer.

16.    TERMINATION

16.1    Termination by Trustee

  The Trustee may, subject to clause 16.5, terminate this Agreement immediately, by notice in writing to the Master Servicer if:

  (a)
  the Master Servicer breaches any of its obligations under this Agreement, and does not remedy that breach within 10 Business Days of a notice from the Trustee requiring the same to be remedied; or

  (b)
  any representation or warranty made by the Master Servicer in this Agreement is or proves to be untrue in any material respect and the Master Servicer does not indemnify the Trustee for all damages, claims, losses, costs and expenses which it suffers or incurs as a result of that breach in accordance with clause 13; or

  (c)
  an Event of Insolvency occurs in relation to the Master Servicer;

  (d)
  the Trustee requires AMS to retire as Trust Manager in accordance with clause 13.1 of the Master Trust Deed; or

  (e)
  AMS ceases to be the Trust Manager, and does not either:

  (i)
  terminate this Agreement in accordance with clause 16.2; or

    (ii)
    enter into such documents amending or supplementing this Agreement as the Trustee may reasonably require, having regard to the fact that the Master Servicer and the Trust Manager are no longer the same person.

16.2    Termination by Master Servicer

  The Master Servicer may, subject to clause 16.3, terminate this Agreement at any time by not less than three months notice in writing to the Trustee.

16.3    No Termination by Master Servicer Unless Successor Appointed

  The Master Servicer must not terminate this Agreement under clause 16.2 unless:

  (a)
  it procures that, before the date on which that termination becomes effective, another person assumes all of the obligations of the Master Servicer under this Agreement as its successor, and executes such documents as the Trustee requires to become bound by this Agreement, with effect from that date, as if it had originally been a party to this Agreement as the Master Servicer; and

  (b)
  the appointment of the successor Master Servicer under paragraph (a);

  (i)
  is approved by the Trustee; and

  (ii)
  will not cause the credit rating of any Bonds issued by the Trustee as trustee of any Fund to be downgraded below the Designated Rating for that Fund.

16.4    Effect of Termination

  Upon termination of this Agreement, the Master Servicer must immediately deliver to the Trustee or as the Trustee directs all books, records, accounts, registers, computer files, documents and records of any kind kept or brought into existence by the Master Servicer under, for the purposes of or in connection with this Agreement.

16.5    Survival of Obligations

  The Master Servicer's obligations under clauses 7.3 and 7.5 will survive termination of this Agreement. Upon termination becoming effective, the Master Servicer will have no further obligations under this Agreement, but retirement or removal will not affect any of the rights, obligations or liabilities of the Master Servicer accrued or arising before termination becomes effective.

17.    ASSIGNMENTS

17.1    By Master Servicer

  (a)
  (To Related Body Corporate): The Master Servicer may assign or transfer its rights and obligations under this Agreement in whole but not in part to a related body corporate (as that expression is defined in the Corporations Law) of the Master Servicer provided that:

  (i)
  it first obtains the written consent of the Trustee, such consent not to be unreasonably withheld or delayed;

  (ii)
  it executes such documents as the Trustee may reasonably require to give effect to or in connection with that transfer; and

  (iii)
  if required by the Trustee, the Master Servicer notifies all Mortgagors in writing of the assignment or transfer, either as a condition of the Trustee's consent, or within any period specified by the Trustee when it gives its consent.

  (b)
  (Otherwise): The Master Servicer must not assign, transfer or dispose of all or any part of its rights under this Agreement without the prior written consent of the Trustee. The Trustee may grant or withhold that consent in its absolute discretion.

17.2    By Trustee

  The Trustee may assign and transfer its rights under this Agreement to a person who succeeds it as Trustee under the Master Trust Deed. The Master Servicer must upon request by the Trustee execute such documents as the Trustee reasonably requires at the cost of the Trustee to transfer to the successor Trustee the rights and obligations of the Trustee under this Agreement upon it ceasing to hold the office of Trustee under the Master Trust Deed.

18.    NOTICES

  Every Notice:

  (a)
  must be in writing in order to be valid;

  (b)
  must be deemed to have been duly served, given or made in relation to a party if it is:

  (i)
  delivered to the address of that party set out in paragraph (e) (or at such other address as may be notified in writing by that party to the other party from time to time); or

  (ii)
  posted by prepaid registered post to such address; or

  (iii)
  sent by facsimile to the facsimile number set out in sub-paragraph (e) (or to such other number as may be notified in writing by that party to the other party from time to time);

  (c)
  shall be sufficient if executed by the party giving, serving or making the same or on its behalf by any two then Authorised Signatories of such party;

  (d)
  shall be deemed to be given, served or made:

  (i)
  (in the case of prepaid registered post) within 2 Business Days after posting;

  (ii)
  (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and

  (iii)
  (in the case of delivery by hand) on delivery;

  (e)
  the addresses and facsimile numbers for service of notices as referred to in sub-paragraph (b) of this clause are as follows:

    The Trustee

    23-25 O'Connell Street
    SYDNEY NSW 2000

    By facsimile: (02) 225 8474

    Attention: General Manager, Securitisation Trusts

    The Manager

    Level 15
    AMP Centre
    50 Bridge Street
    SYDNEY NSW 2000

    By facsimile: (02) 256 0866

    Attention: Manager, Operations

19.    MISCELLANEOUS

19.1    Governing Law

  This Agreement shall be governed by and construed in accordance with the laws of the State of New South Wales.

19.2    Jurisdiction

  Each of the Trustee and the Master Servicer irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of the State of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Agreement.

19.3    Severability of Provisions

  In the event that any provision of this Agreement is prohibited or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

19.4    Counterparts

  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[STAMP]
EXECUTED as an Agreement.
SIGNED for and on behalf of	)
PERMANENT CUSTODIANS LIMITED by its Attorney under a Power of Attorney dated and who declares that he has not received any notice of the revocation of such Power of Attorney in the presence of:	) ) ) ) ) )	(Signature)

(Signature of Witness)

(Name of Witness in Full)

SIGNED for and on behalf of	)
AUSTRALIAN MORTGAGE
SECURITIES LIMITED by [ILLEGIBLE] and
[ILLEGIBLE] Valentine its Attorney under a
Power of Attorney dated 2/3/95 and who
declares that he has not received any
notice of the revocation of such Power of
Attorney in the presence of:	) ) ) ) ) )	/s/ [ILLEGIBLE] (Signature)

/s/ ROSS [ILLEGIBLE] VALENTINE (Signature of Witness)

/s/ ROSS [ILLEGIBLE] Valentine (Name of Witness in Full)

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